                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): January 19, 2000


                          GENERAL CIGAR HOLDINGS, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                      001-12757               13-3922128
-------------------------------  ------------------------ ----------------------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
      Incorporation)                                      Identification Number)


                 387 Park Avenue South New York, New York 10016
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (212) 448-3800
              ----------------------------------------------------
              (Registrants' telephone number, including area code)

                                       N/A
                    -----------------------------------------
          (former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On January 19, 2000, General Cigar Holdings, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Swedish Match AB ("Swedish Match") and Swedish Match's wholly owned subsidiary, SM Merger Corporation ("Merger Sub"). The Merger Agreement, attached hereto as Exhibit 2.1 provides that, upon satisfaction of certain conditions, Merger Sub will merge into the Company with the Company surviving the merger (the "Merger"). The Merger will result in Swedish Match owning a 64% interest in the Company. Pursuant to the Merger Agreement, each share of common stock of the Company owned by the public will be purchased for $15.25 per share in cash. The Cullman family has agreed to sell approximately one third of their holdings to Swedish Match for $15.00 per share in cash immediately prior to the Merger pursuant to a stock purchase agreement (the "Stock Purchase Agreement"), attached hereto as Exhibit C to the Merger Agreement. The Cullman family, which has managed the Company since 1961, will hold the remaining 36% of the Company following the Merger and will continue to manage the Company. The Merger requires the approval of the Company's stockholders, including the vote of a majority of the Class A shares, other than those held by the Cullman family, voting separately as a class. The Cullman family has agreed pursuant to a voting agreement with Swedish Match (the "Voting Agreement") to vote all of their Class B shares in their capacities as stockholders in favor of the Merger and against any competing offer for a period of eighteen months in the event of a termination of the Merger Agreement. The Voting Agreement is attached hereto as Exhibit D to the Merger Agreement. The Board of Directors of the Company unanimously approved the Merger based upon the unanimous recommendation of a special committee of independent directors.

                  Also in connection with the Merger, the Cullman family has entered into a shareholders' agreement with Swedish Match (the "Shareholders' Agreement") which becomes effective upon the consummation of the Merger (the "Effective Time") and will govern the management of the Company following the Merger. The Shareholders' Agreement also provides rights for the Cullman family to sell their remaining shares of the Company to Swedish Match over a three-year period beginning on the third anniversary of the Effective Time and continuing until the sixth anniversary of the Effective Time. Swedish Match has the right, pursuant to the Shareholders' Agreement, to buy the Cullman family's remaining shares over a three-year period beginning on the third anniversary of the Effective Time and continuing until the sixth anniversary of the Effective Time. The Shareholders' Agreement is attached hereto as Exhibit B to the Merger Agreement.

                  Descriptions of the Merger Agreement, the Stock Purchase Agreement, the Shareholders' Agreement and the Voting Agreement are qualified in their entirety by reference to the text of such agreements which are attached as exhibits hereto, incorporated by reference herein and form an integral part hereof.

Item 7.           Financial Statements and Exhibits.

                  Exhibits.

                  2.1 The Merger Agreement with exhibits, dated January 19, 2000, by and among General Cigar Holdings, Inc., Swedish Match AB and SM Merger Corporation (the "Merger Agreement").

                  99.1 Shareholders' Agreement, dated January 19, 2000, between Swedish Match AB and certain stockholders of General Cigar Holdings, Inc. who are signatories thereto (attached as Exhibit B to the Merger Agreement).

                  99.2 Stock Purchase Agreement, dated January 19, 2000, between Swedish Match AB and the certain stockholders of General Cigar Holdings, Inc. who are signatories thereto (attached as Exhibit C to the Merger Agreement).

                  99.3 C&E Voting Agreement, dated January 19, 2000, between Swedish Match AB and the certain stockholders of General Cigar Holdings, Inc. who are signatories thereto (attached as Exhibit D to the Merger Agreement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 21, 2000

                                    GENERAL CIGAR HOLDINGS, INC.

                                    By:  /s/ Edgar M. Cullman, Jr.
                                         -------------------------------
                                         Edgar M. Cullman, Jr.
                                         President and Chief Executive Officer

                                  EXHIBIT INDEX

                                                                                          SEQUENTIALLY
EXHIBIT NO.                                                                               NUMBERED PAGE
2.1      The Merger  Agreement  with  exhibits,  dated January 19, 2000, by and among  General  Cigar  Holdings,  Inc.,  Swedish Match AB and SM Merger
         Corporation (the "Merger Agreement").

99.1     Shareholders' Agreement, dated January 19, 2000, between Swedish Match
         AB and certain stockholders of General Cigar Holdings, Inc. who are signatories thereto (attached as Exhibit B to the Merger Agreement).

99.2     Stock  Purchase  Agreement,  dated January 19, 2000,  between  Swedish
         Match AB and the certain  stockholders of General Cigar Holdings,  Inc.
         who are  signatories  thereto  (attached  as  Exhibit  C to the  Merger
         Agreement).

99.3 C&E Voting Agreement, dated January 19, 2000, between Swedish Match AB and the certain stockholders of General Cigar Holdings, Inc. who are signatories thereto (attached as Exhibit D to the Merger Agreement).